As filed with the Securities and Exchange Commission on March 14, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRIUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-1320630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6310 Nancy Ridge Drive, Suite 101

San Diego, California 92121

Tel: (858) 452-0370

(Address of Principal Executive Offices)

2010 Equity Incentive Plan

Amended and Restated 2010 Non-Employee Directors’ Stock Option Plan

(Full titles of the plans)

Jeffrey Stein, Ph.D.

President and Chief Executive Officer

Trius Therapeutics, Inc.

6310 Nancy Ridge Drive, Suite 101

San Diego, California 92121

(858) 452-0370

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

M. Wainwright Fishburn, Jr., Esq.

Charles J. Bair, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

Tel: (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☒

Non-accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
2010 Equity Incentive Plan Common Stock (par value $0.0001)	800,000 shares (3)	$4.9550	$3,964,000.00	$454.27
Amended and Restated 2010 Non-Employee Directors’ Stock Option Plan Common Stock (par value $0.0001)	114,000 shares (4)	$4.9550	$564,870.00	$64.73
Total:	914,000 shares	N/A	$4,528,870.00	$519.00

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock (the “Common Stock”) that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on March 12, 2012, as reported on the Nasdaq Stock Market.
(3)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2010 Equity Incentive Plan (the “2010 EIP”), on January 1, 2012 pursuant to an “evergreen” provision contained in the 2010 EIP. Pursuant to such provision, on January 1 of each year from 2011 until 2020, the number of shares authorized for issuance under the 2010 EIP is automatically increased by a number equal to the lesser of (a) 3% of the shares of Common Stock outstanding on December 31 of the preceding calendar year, (b) 800,000 shares of the Registrant’s Common Stock or (c) a number of shares of the Registrant’s Common Stock that may be determined each year by the Registrant’s board of directors that is less than (a) or (b).
(4)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Amended and Restated 2010 Non-Employee Directors’ Stock Option Plan (the “2010 NEDSOP”), on January 1, 2012 pursuant to an “evergreen” provision contained in the 2010 NEDSOP. Pursuant to such provision, on January 1 of each year from 2011 until 2020, the number of shares authorized for issuance under the 2010 NEDSOP is automatically increased by a number equal to the lesser of (a) the aggregate number of shares of Common stock subject to options granted under the 2010 NEDSOP during the immediately preceding year; (b) 150,000 shares of the Registrant’s Common stock or (c) a number of shares of the Registrant’s Common Stock that may be determined each year by the Registrant’s board of directors that is less than (a) or (b).

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION

STATEMENTS ON FORM S-8 NOS. 333-168494 AND 333-173060

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plans are effective. The Registrant previously registered shares of its Common Stock for issuance under the 2010 EIP and the 2010 NEDSOP under Registration Statements on Form S-8 filed with the Securities and Exchange Commission, or SEC, on August 3, 2010 (File No. 333-168494) and March 25, 2011 (File No. 333-173060). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

ITEM 8.	EXHIBITS.

Exhibit Number

4.1(1)	Form of Registrant’s Amended and Restated Certificate of Incorporation.

4.2(1)	Form of Registrant’s Amended and Restated Bylaws.

4.3(2)	Form of Common Stock Certificate of the Registrant.

4.4(1)	Warrant issued by Registrant on November 1, 2004 to Forsythe Biotechnology Group, Inc.

4.5(3)	Amended and Restated Investor Rights Agreement dated March 19, 2008, as amended, among the Registrant and certain of its stockholders.

4.6(4)	Form of Registration Rights Agreement dated May 24, 2011, among the Registrant and the Purchasers listed therein.

4.7(4)	Form of Warrant sold pursuant to the Securities Purchase Agreement dated May 24, 2011, among the Registrant and the Purchasers listed therein.

5.1	Opinion of Cooley LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(2)	2010 Equity Incentive Plan and Form of Stock Option Agreement thereunder.

99.2(5)	Amended and Restated 2010 Non- Employee Directors’ Stock Option Plan.

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-162945), filed with the SEC on November 6, 2009, and incorporated herein by reference.
(2)	Filed as an exhibit to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-162945), filed with the SEC on February 10, 2010, and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-175050), filed with the SEC on June 21, 2011, and incorporated herein by reference.
(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K (File No. 001-34828), filed with the SEC on May 25, 2011, and incorporated herein by reference.
(5)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-34828), filed with the SEC on November 10, 2011, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 14, 2012.

Trius Therapeutics, Inc.

By:	/s/ Jeffrey Stein
Jeffrey Stein
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Stein, Ph.D. and John P. Schmid, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY STEIN	President, Chief Executive Officer and Director	March 14, 2012
Jeffrey Stein, Ph.D.	(Principal Executive Officer)

/s/ JOHN P. SCHMID	Chief Financial Officer	March 14, 2012
John P. Schmid	(Principal Financial Officer)

/s/ MICHAEL MORNEAU	Vice President Finance and Chief Accounting Officer	March 14, 2012
Michael Morneau	(Principal Accounting Officer)

/s/ DAVID S. KABAKOFF	Chairman of the Board	March 14, 2012
David S. Kabakoff, Ph.D.

/s/ BRIAN G. ATWOOD	Director	March 14, 2012
Brian G. Atwood

/s/ KARIN EASTHAM	Director	March 14, 2012
Karin Eastham

/s/ NINA KJELLSON	Director	March 14, 2012
Nina Kjellson

/s/ BRENDAN O’LEARY	Director	March 14, 2012
Brendan O’Leary, Ph.D.

/s/ MICHAEL POWELL	Director	March 14, 2012
Michael Powell, Ph.D.

/s/ THEODORE R. SCHROEDER	Director	March 14, 2012
Theodore R. Schroeder

/s/ RISA STACK	Director	March 14, 2012
Risa Stack, Ph.D.

/s/ PAUL TRUEX	Director	March 14, 2012
Paul Truex

EXHIBIT INDEX

Exhibit Number

4.1	(1)	Form of Registrant’s Amended and Restated Certificate of Incorporation.

4.2	(1)	Form of Registrant’s Amended and Restated Bylaws.

4.3	(2)	Form of Common Stock Certificate of the Registrant.

4.4	(1)	Warrant issued by Registrant on November 1, 2004 to Forsythe Biotechnology Group, Inc.

4.5	(3)	Amended and Restated Investor Rights Agreement dated March 19, 2008, as amended, among the Registrant and certain of its stockholders.

4.6	(4)	Form of Registration Rights Agreement dated May 24, 2011, among the Registrant and the Purchasers listed therein.

4.7	(4)	Form of Warrant sold pursuant to the Securities Purchase Agreement dated May 24, 2011, among the Registrant and the Purchasers listed therein.

5.1		Opinion of Cooley LLP.

23.1		Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2		Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1		Power of Attorney. Reference is made to the signature page hereto.

99.1	(2)	2010 Equity Incentive Plan and Form of Stock Option Agreement thereunder.

99.2	(5)	Amended and Restated 2010 Non- Employee Directors’ Stock Option Plan.

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-162945), filed with the SEC on November 6, 2009, and incorporated herein by reference.
(2)	Filed as an exhibit to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-162945), filed with the SEC on February 10, 2010, and incorporated herein by reference.
(3)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-175050), filed with the SEC on June 21, 2011, and incorporated herein by reference.
(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K (File No. 001-34828), filed with the SEC on May 25, 2011, and incorporated herein by reference.
(5)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-34828), filed with the SEC on November 10, 2011, and incorporated herein by reference.